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EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

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                                                                 JURISDICTION OF
SUBSIDIARY                                                         INCORPORATION
Advanced Receivables Strategy, Inc.                                     Delaware
Applewhite & Gittleson                                                California
Benton International, Inc.                                            California
Claim Services Resource Group, Inc.                                        Texas
Contrado Technologies BV                                         The Netherlands
Health Systems Design Corp.                                           California
Icarus Consulting A.G.                                               Switzerland
Icarus Consulting GmbH                                                   Germany
Meridian Healthcare Staffing, Inc.                                      Delaware
perot.com inc.                                                          Delaware
Perot Systems A.G.                                                   Switzerland
Perot Systems Asia Pacific Pte Ltd.                                    Singapore
Perot Systems Australia Pty. Ltd.                                      Australia
Perot Systems B.V.                                               The Netherlands
Perot Systems BVBA/SPRL                                                  Belgium
Perot Systems (Canada) Corporation                                        Canada
Perot Systems Communication Services, Inc.                              Delaware
Perot Systems Europe (Energy Services) Limited                   England & Wales
Perot Systems Europe Limited                                     England & Wales
Perot Systems GmbH                                                       Germany
Perot Systems Healthcare Services LLC                                   Delaware
Perot Systems Holdings Pte Ltd.                                        Singapore
Perot Systems Hong Kong Limited                                        Hong Kong
Perot Systems International BV                                   The Netherlands
Perot Systems Investments B.V.                                   The Netherlands
Perot Systems (Japan) Ltd.                                                 Japan
Perot Systems Luxembourg S.a.r.l.                                     Luxembourg
Perot Systems Nederland BV                                       The Netherlands
Perot Systems S.A.                                                        France
Persys Ireland Limited                                                   Ireland
PS Connecticut, LLC                                                     Delaware
PS Information Resource (Ireland) Limited                                Ireland
PSARS, LLC                                                              Delaware
PSC Government Services Corporation                                     Delaware
PSC GP Corporation                                                      Delaware
PSC Healthcare ASP, Inc.                                                Delaware
PSC Healthcare Software, Inc.                                           Delaware
PSC LP Corporation                                                      Delaware
PSC Management Limited Partnership                                         Texas
PSC Security, Inc.                                                      Delaware
Solutions Consulting LLC                                                Delaware
Syllogic Ireland Limited                                                 Ireland
The Technical Resource Connection, Inc.                                 Delaware
Time0 LLC                                                               Delaware
TXZ Holding Company Limited                                              Bermuda
TXZ Information Technology Services Kft                                  Hungary
TZX North America, Inc.                                                 Delaware
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